UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2017

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On April 14, 2017, Uranium Resources, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) pursuant to which the Company may offer and sell from time to time, at its option, shares of its common stock having an aggregate offering price of up to $30,000,000 through Cantor Fitzgerald acting as sales agent (the “ATM Offering”).

Pursuant to the Sales Agreement, shares of the Company’s common stock may be offered and sold through Cantor Fitzgerald in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Cantor Fitzgerald will act as sales agent and use commercially reasonable efforts to sell on the Company’s behalf all of the shares of common stock requested to be sold by the Company, consistent with its normal trading and sales practices and subject to the terms and conditions of the Sales Agreement. The Company is not obligated to make any sales of common stock under the Sales Agreement. The Company will designate the maximum amount of shares to be sold through Cantor Fitzgerald on a daily basis or otherwise determine such maximum amount together with Cantor Fitzgerald. The Company may instruct Cantor Fitzgerald not to sell shares if the sales cannot be effected at or above the price designated by the Company in any such instruction.

Except as otherwise described in the Sales Agreement, Cantor Fitzgerald will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. In addition, the Company has agreed in the Sales Agreement to provide indemnification and contribution to Cantor Fitzgerald against certain liabilities, including liabilities under the Securities Act. The total expenses of the ATM Offering payable by the Company, excluding commissions and reimbursements payable to Cantor Fitzgerald under the Sales Agreement, will be approximately $75,000.

The ATM Offering will terminate upon the termination of the Sales Agreement by the Company or by Cantor. Cantor may terminate the Sales Agreement under the circumstances specified in the Sales Agreement. Each of the Company and Cantor may also terminate the Sales Agreement upon giving the other party ten days’ notice.

The shares of common stock subject to the ATM Offering were registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-216243) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated April 14, 2017. The legal opinion and consent of Hogan Lovells US LLP addressing the validity of the shares of common stock subject to the ATM Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated into the Registration Statement.

The foregoing description of the terms and conditions of the Sales Agreement is not complete and is qualified in its entirety by the full text of the Sales Agreement, which is filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock discussed herein, nor shall there be any offer, solicitation, or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Sales Agreement contains customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of the Sales Agreement and in the context of the specific relationship between the parties. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01 - Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description
1.1	Controlled Equity OfferingSM Sales Agreement, dated April 14, 2017, between Uranium Resources, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2017
URANIUM RESOURCES, INC.

	By:	/s/ Jeffrey L. Vigil
	Name:	Jeffrey L. Vigil
	Title:	Vice President—Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Controlled Equity OfferingSM Sales Agreement, dated April 14, 2017, between Uranium Resources, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).